UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 1, 2015

Ener-Core, Inc.
(Exact name of registrant as specified in its charter)

Nevada	333-173040	46-0525350
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

9400 Toledo Way Irvine, California	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 949-616-3300

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Agreement.

On May 1, 2015, the registrant entered into the following agreements (collectively the “Transaction Documents”) in connection with the sale and issuance of the registrant’s common stock (the “Financing Transaction”) to thirty accredited investors (the “Investors”):

●	Securities Purchase Agreement by and among the registrant and the Investors (the “Purchase Agreement”); and

●	Registration Rights Agreement by and among the registrant and the Investors.

At the closing of the Financing Transaction, which occurred on May 1, 2015 (the “Closing”), the registrant sold to the Investors an aggregate of 5,400,000 shares (the “Shares”) of the registrant’s common stock, par value $0.0001 per share (the “Common Stock”), at a per share purchase price of $0.15 per share. At the Closing, the registrant received gross proceeds of approximately $810,000 from the sale of the Shares.

A copy of each of the Transaction Documents is included and filed as Exhibits 10.1 and 10.2, respectively to this current report on Form 8-K.  The following is a brief description of the terms and conditions of each such agreement and instrument, and the transactions contemplated thereunder that are material to the registrant, which description is qualified in its entirety by the agreements and instruments attached as exhibits and incorporated herein by reference.

The Securities Purchase Agreement

Pursuant to the Purchase Agreement, the registrant agreed to sell and issue to the Investors an aggregate 5,400,000 shares of the Company’s Common Stock, at a per share purchase price of $0.15 per share and for an aggregate purchase price of $810,000.

The Purchase Agreement includes customary representations and warranties by each party thereto.  In addition, the registrant agreed to use proceeds from the sales of the Shares for working capital and general corporate purposes.

The Registration Rights Agreement

Pursuant to the Registration Rights Agreement, the registrant granted piggyback registration rights to the Investors in connection with the Shares issued pursuant to the Purchase Agreement on subsequent registration statements filed by registrant (except for registration statements on Form S-8, Form S-4 or similar or successor forms, and registrations on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Shares). These piggyback registration rights are subject to “cut-back” provisions whereby the underwriter has the ability to limit the number of the Shares included in a registration statement filed by the registrant in connection with an underwritten public offering of the Company’s Common Stock.

Item 3.02	Unregistered Sales of Equity Securities.

As more fully described in Item 1.01 above, on May 1, 2015, in connection with and pursuant to the Purchase Agreement, the registrant sold the Shares to the Investors for gross proceeds of $810,000. Such sales were exempt from registration pursuant to an exemption afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506(b) of Regulation D ("Regulation D") as promulgated under the 1933 Act.  The registrant made this determination based on the representations of the Investors, which included, in pertinent part, that each Investor was an “accredited investor” as that term is defined in Rule 501 of Regulation D, and that such Investor was acquiring the Shares for investment purposes for its own account and not as nominee or agent, and not with a view to the resale or distribution thereof, and that such Investor understood that the Shares may not be sold or otherwise disposed of without registration under the 1933 Act or an applicable exemption therefrom.

Item 8.01	Other Events.

On May 1, 2015, the registrant issued a press release, a copy of which is attached hereto as Exhibit 99.1, and the information in Exhibit 99.1 is incorporated herein by reference.  The information in this Item 8.01 and Exhibit 99.1 attached hereto shall not be deemed “filed” for the purpose of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except as expressly set forth by specific reference in such a filing.

Item 9.01	Financial Statement and Exhibits.

(d)	EXHIBITS

Exhibit Number	Description
10.1	Securities Purchase Agreement dated May 1, 2015*

10.2	Registration Rights Agreement dated May 1, 2015*

99.1	Press release dated May 1, 2015*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ENER-CORE, INC.
Date:	May 1, 2015	(Registrant)

		By:	/s/ Domonic J. Carney
Domonic J. Carney
Chief Financial Officer

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